EXHIBIT 10bb

TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA
General Contract	Hartford, Connecticut 06183
Of Indemnity (Form BR)

We, the undersigned, hereinafter referred to, individually and/or collectively, as “Indemnitors,” hereby request, have requested and/or will request TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA, ST. PAUL FIRE AND MARINE INSURANCE COMPANY, any of their present or future direct or indirect parent companies, any of the respective present or future direct or indirect affiliates or subsidiaries of such companies and parent companies, and/or any of the aforementioned entities’ successors or assigns, hereinafter referred to, individually and/or collectively, as “Company,” to execute or procure bonds, undertakings, guarantees, and/or contractual obligations, including renewals and extensions thereof, whether before or after the date of this Agreement, and bonds and undertakings for which Company has obligations as a result of an asset purchase, acquisition, merger or like transaction, hereinafter referred to, individually and/or collectively, as “Bond(s).” As an inducement therefore we make the following representations of fact, promises and agreements:

REPRESENTATIONS OF FACT:

1.	In the transaction of business one, some or all of the Indemnitors are required, or may desire to give such Bond(s).

2.	Indemnitors have a substantial, material and beneficial interest (a) in the obtaining of Bond(s) by any of the Indemnitors and (b) in the transaction(s) for which any other Indemnitor has applied or will apply to Company for Bond(s) pursuant to this General Contract of indemnity, hereinafter referred to as “Agreement,” it is understood that the purpose of this Agreement is to induce Company to furnish Bond(s); however, Company is under no obligation to furnish Bond(s) to Indemnitors.

3.	Indemnitors have the full power and authority to execute, deliver and perform this Agreement and to carry out the obligations stated herein. Indemnitors further acknowledge and agree that (a) the execution, delivery and performance of this Agreement by such Indemnitors, (b) the compliance with the terms and provisions hereof, and (c) the carrying out of the obligations contemplated herein, do not, and will not, conflict with and will not result in a breach or violation of any terms, conditions or provisions of the charter documents or bylaws of such Indemnitors, or any law, governmental rule or regulation, or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against Indemnitors, or any other agreement binding upon Indemnitors, or constitute a default thereunder.

PROMISES AND AGREEMENTS: In consideration of the furnishing of any such Bond, the forbearance of cancellation of any existing Bond(s) by Company, the assumption of obligations by Company of any Bond, and for other valuable consideration, Indemnitors hereby jointly and severally promise and agree as follows:

1.	To pay all premiums for each Bond, as they fall due, until Company has been provided with competent legal evidence that the Bond has been duly discharged.

2.	To indemnify and exonerate Company from and against any and all loss, cost and expense of whatever kind, including unpaid premiums, interest, court costs and counsel fees, as well as any expense incurred or sustained by reason of making any investigation which it may incur or sustain as a result of or in connection with the furnishing of Bond(s), the assumption of obligations of Company of Bond(s), and/or the enforcement of this Agreement, hereinafter referred to as “Loss.” To this end Indemnitors promise:

(a)	To promptly reimburse Company for all sums paid on account of such Loss and it is agreed that (1) originals or photocopies of claim drafts, or of payment records, kept in the ordinary course of business, including computer printouts, verified by affidavit, shall be prima facie evidence of the fact and amount of such Loss, and (2) Company shall be entitled to reimbursement for any and all disbursements made by it, under the belief that it was liable, or that such disbursement was necessary or expedient.

(b)	To deposit with Company, on demand, the amount of any reserve against such Loss which Company is required, or deems it prudent to establish whether on account of an actual liability or one which is, or may be, asserted against it and whether or not any payment for such Loss has been made.

3.	This Agreement shall apply to any and all Bond(s) furnished as follows:

(a)	If Company executes the Bond(s), procures the execution of Bond(s) by other sureties, executes Bond(s) with co-sureties and/or obtains reinsurance;

(b)	For or on behalf of any or all of the following:

(1)	One, some or all of the Indemnitors;

(2)	Any joint venture or other form of common enterprise in which Indemnitors were members at the time the Bond(s) were furnished;

(3)	Any present or future affiliate and/or subsidiary of Indemnitors;

(4)	Any third party at the request of Indemnitors, their subsidiaries and/or affiliates.

4.	(a)	The validity and effect of this Agreement shall not be impaired by, and Company shall incur no liability on account of, and Indemnitors need not be notified of:

(1)	Company’s failure or refusal to furnish Bond(s), including but not limited to final Bond(s) where Company has furnished a bid Bond;

(2)	Company’s consent or failure to consent to changes in the terms and provisions of any Bond, or the obligation or performance secured by any Bond;

(3)	The taking, failing to take, or release of security, collateral, assignment, indemnity agreements and the like, as to any Bond;

(4)	The release by Company, on terms satisfactory to it, of any Indemnitors; or

(5)	Information which may come to the attention of Company which affects or might affect its rights and liabilities or those of any of the Indemnitors.

(b)	The validity and effect of this Agreement shall not be impaired by, and Company shall incur no liability on account of, the cancellation or termination of any Bond(s).

5.	(a)	If the Indemnitors’ Senior Unsecured rating is downgraded below A by Standard & Poor’s and/or their Senior Unsecured rating is downgraded below A2 by Moody’s Investors Service or if either rating agency withdraws all ratings in the aforementioned categories (the “Downgrade Event”), then the Indemnitors shall within 10 business days of the Downgrade Event provide Company with an irrevocable letter of credit. Said letter of credit shall be provided in form, content and by a bank acceptable to Company. The letter of credit shall be in an amount equal to 100% of all undischarged liability under all Bond(s), which liability shall be determined as of the date of the Downgrade Event. Collateral or letters of credit provided to Company prior to a Downgrade Event may be utilized to establish compliance with this provision. If the undischarged liability subsequently Increases, then it is Indemnitors’ responsibility to ensure continued compliance with the aforementioned percentages at all times.

(b)	Indemnitors waive, to the fullest extent permitted by law, each and every right that they may have to contest this requirement. Indemnitors stipulate and agree that Company will not have an adequate remedy at law should Indemnitors fail to post said letter of credit and further agree as a result that Company is entitled to specific performance of this provision. Company’s failure to act to enforce its right to specific performance shall not be construed as a waiver of that right, which right may be enforced at any time at the Company’s sole discretion.

(c)	Indemnitors further agree that this requirement for a letter of credit shall not limit or be deemed a waiver of the Company’s other rights, which it may exercise in its sole discretion, under this Agreement or otherwise to cancel Bond(s), to demand collateral or letters of credit, or to take any other actions Company deems necessary and/or prudent, in its sole discretion, to mitigate actual or potential Loss under any and all Bond(s) written in accordance with this Agreement. The exercise of such additional rights shall not be contingent upon the Company’s enforcement of this provision.

6.	Any letter of credit to be provided to Company shall be sent via overnight delivery to the following address: St. Paul Travelers Bond Attn: Bond Finance - Collateral Processing, One Tower Square, Hartford, Connecticut 06183.

7.	Indemnitors shall have no rights of Indemnity, contribution or right to seek collection of any other outstanding obligation against any other Indemnitors or their property until the obligations of the Indemnitors to Company under this Agreement have been satisfied in full.

8.	Company shall have the right, in its sole discretion, (a) to deem this Agreement breached should any Indemnitors become involved in any agreement or proceeding of liquidation, receivership, bankruptcy, insolvency or creditor assignment, whether voluntarily or involuntarily, or should any Indemnitors, if an individual, die, or be convicted of a felony, become a fugitive from justice, or for any reason disappear and cannot immediately be found by Company by use of usual methods, and (b) to adjust, settle, compromise or defend any claim, demand, suit or Judgment upon any Bond(s).

9.	If Company has or obtains collateral or letters of credit, Company shall not have any obligation to release collateral or letters of credit or turn over the proceeds thereof until it shall have received a written release in form and substance satisfactory to Company with respect to each and every Bond. Any collateral or letters of credit provided to Company by any Indemnitor or any third party, or the proceeds thereof, may be applied to any Loss.

10.	Indemnitors also understand and agree that their obligations remain in full force and effect for any Bond(s) issued pursuant to this Agreement, notwithstanding that the entity on whose behalf Bond(s) were issued has been sold, dissolved or whose ownership has been otherwise altered in any way.

11.	This Agreement shall remain in full force and effect until terminated. Indemnitors may only terminate participation in this Agreement by providing written notice to Company of Indemnitors’ Intent to terminate. Such notice shall be addressed to St. Paul Travelers Bond, Attention: Senior Vice President Commercial Surety, One Tower Square, Hartford, Connecticut 06183. Such notice of termination shall become effective thirty (30) days after Company’s receipt of the same. The obligations and liability of indemnitors giving such notice shall thereafter be limited to Bond(s) furnished before the effective date of the notice, which liability shall include any Bond(s) which were originally issued prior to the effective date of notice and renewed or otherwise extended subsequent to the notice or effective date of termination.

12.	Whereas, the obligee or beneficiary under certain Bond(s) may make a demand for payment (“Demand”) against the Bond(s). When such Demand is made, Company must pay the amount of the Demand, not to exceed the penal sum of the Bond(s), as well as all necessary fees, within the time period required by the Demand. Under such Bond(s), Company, with the knowledge and consent of the Indemnitors, has expressly waived all defenses to making such payment. If the indemnitors receive notice from Company that a Demand has been made against the Bond(s) by the obligee or beneficiary, Indemnitors will, at least three (3)

business days before payment of such Demand is due the obligee, pay Company the full amount of the Demand, which amount shall not exceed the penal sum of the Bond, as well as all necessary fees. Such payment will be made by wire transfer or otherwise in immediately available funds to the bank account specified in the notice provided to the Indemnitors by Company. The Indemnitors waive, to the fullest extent permitted by applicable law, each and every right which they may have to contest such payment. Failure to make payment to Company as herein provided shall cause the Indemnitors to be additionally liable for any and all costs and expenses, including but not limited to attorney’s fees, incurred by Company in enforcing this Agreement, together with interest on unpaid amounts due Company. Interest shall accrue, commencing the date Company pays the amount of the Demand, at 130% of the prime rate of interest in effect on December 31 of the previous calendar year as published in the Wall Street Journal. Indemnitors stipulate and agree that the Company will suffer immediate irreparable harm and will have no adequate remedy at law should Indemnitors fail to perform this obligation, and therefore Company shall be entitled to specific performance of this obligation.

13.	Indemnitors hereby expressly authorize Company to access credit records and to make such pertinent inquiries as may be necessary from third party sources for underwriting purposes, claim purposes and/or debt collection. To the extent required by law, Company will, upon request, provide notice whether or not a consumer report has been requested by Company, and if so, the name and address of the consumer reporting agency furnishing the report.

14.	In the event of a claim or notice of a potential claim, Company shall have the right, at all times, to free access to the books, records, and accounts of the Indemnitors for the purpose of examining the same.

15.	Company may furnish copies of any and all statements, agreements, financial statements and any information which it now has or may hereafter obtain concerning Indemnitors, to other persons or companies for the purpose of procuring co-suretyship or reinsurance.

16.	A duplicate or facsimile copy or electronic reproduction of the original document shall have the same force and effect as the original.

17.	This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

18.	If any provision or portion of this Agreement shall be unenforceable, this Agreement shall not be void, but shall be construed and enforced with the same effect as though such provision or portion were omitted.

19.	This Agreement is in addition to and not in lieu of any other agreements and obligations undertaken in favor of Company, whether now existing or entered into hereafter.

20.	The rights and remedies afforded to Company by the terms of this Agreement can only be impaired by a written rider to this Agreement signed by an authorized employee of the Company.

21.	Company’s failure to act to enforce any or all of its rights under this Agreement shall not be construed as a waiver of these rights.

22.	The date of this Agreement shall be the earliest date any Indemnitor executes this Agreement.

23.	Special Provisions: n/a

WE HAVE READ THIS CONTRACT OF INDEMNITY CAREFULLY. THERE ARE NO SEPARATE AGREEMENTS OR UNDERSTANDINGS WHICH IN ANY WAY LESSEN OUR OBLIGATIONS AS ABOVE SET FORTH. IN TESTIMONY HEREOF, WE THE INDEMNITORS HAVE SET OUR HANDS AND FIXED OUR SEALS AS SET FORTH BELOW.

If Indemnitor an Individual, sign below:

Instructions: Signatures of individual Indemnitors must be witnessed. Indemnitors must include their Social Security Number. All signatures must be dated with names printed or typed on the line provided.

(Witness Signature)	(Date)	(Indemnitor Signature)	(Date)

Print or Type Name:		Print or Type Name:

SS#:

If Indemnitor a Corporation, Limited Liability Company or Partnership, sign below:

Instructions: If the entity is: 1) a corporation the secretary and an authorized officer should sign on behalf of the corporation, 2) a limited liability corporation the manager or member(s) should sign on behalf of the LLC, or 3) a partnership the partner(s) should sign on behalf of the partnership. Two signatures are required for all entities and all signatures must be notarized and dated. Please provide the entity’s federal tax identification number on the line provided.

Each of the undersigned hereby affirms to Company as follows: I am a duly authorized official of the business entity Indemnitor on whose behalf I am executing this Agreement. In such capacity I am familiar with all of the documents which set forth and establish the rights which govern the affairs, power and authority of such business entity including, to the extent applicable, the certificate or articles of incorporation, bylaws, corporate resolutions and/or partnership, operating or limited liability agreements of such business entity. Having reviewed all such applicable documents and instruments and such other facts as deemed appropriate, I hereby affirm that such entity has the power and authority to enter into this Agreement and that the individuals executing this Agreement on behalf of such entity are duly authorized to do so.

Bristol-Myers Squibb Company	/s/ A.R.J. BONFIELD (Seal)
(Indemnitor Name)	(First Signature)

22-0790350	A.R.J. BONFIELD 8/17/06
(Federal Tax ID)	(Print or Type Name and Title)	(Date)

/s/ SANDRA LEUNG (Seal)
(Second Signature)

SANDRA LEUNG 8/17/06
	(Print or Type Name and Title)	(Date)

ACKNOWLEDGEMENT

STATE OF NEW YORK County of NEW YORK

On this 17TH day of AUGUST, 2006, before me personally appeared ANDREW R.J. BONFIELD, known or proven to me to be the CHIEF FINANCIAL OFFICER of the entity executing the foregoing Instrument (“Entity”) and SANDRA LEUNG, known or proven to me to be the VICE PRESIDENT & SECRETARY of the Entity, and they acknowledged said instrument to be the free and voluntary act and deed of said Entity, for the uses and purposes therein mentioned and on oath slated that the seal affixed is the seal of said Entity and that it was affixed and that they executed said instrument by authority of the Entity. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my OFFICIAL SEAL the day and year first above written.

MARY PAT BOLIN
Notary Public, State of New York
No. 01BO6116346
Qualified in New York County
Commission Expires 9-27-08

/s/ MARY PAT BOLIN
(Notary Public residing at 345 PARK AVENUE, NY, NY
(Commission expires 9-27-08)